As filed with the Office of the Securities and Exchange Commission on June 14, 2018

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHORE BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1974638
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

28969 Information Lane, Easton, Maryland 21601

(Address of Principal Executive Offices)

Lloyd L. Beatty, Jr.

President and Chief Executive Officer

Shore Bancshares, Inc.

28969 Information Lane, Easton, Maryland 21601

(410) 763-7800

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Kevin Houlihan

Shawn Turner

Holland & Knight LLP

800 17th Street, NW

Suite 1100

Washington, DC 20006

(202) 469-5269

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1) (2)	Amount of registration fee (3)(4)
Common Stock, par value $.01 per share (5)
Preferred Stock, par value $.01 per share (5)
Debt Securities (5) (6)
Warrants (7)
Units (8)
Total	$100,000,000		$100,000,000	$12,450

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, and exclusive of accrued interest and dividends, if any. The aggregate public offering price of all securities registered hereby will not exceed $100,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original discount.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Form S-3 registration statement (SEC File No. 333-195527), initially filed by the Registrant with the Securities and Exchange Commission on April 28, 2014 (registering securities for a maximum aggregate offering price of $100,000,000) and declared effective on May 8, 2014. Of that amount, the Registrant previously sold securities with an aggregate offering price of $34,155,000, leaving a balance of unsold securities with an aggregate offering price of $65,845,000. In connection with the registration of such unsold securities, the Registrant paid filing fees of $8,480, which fees are hereby being used to offset the total registration fee due under this registration statement. Accordingly, such offset against the $12,450 registration fee currently due for this registration statement results in the Registrant paying in net filing fees for this registration statement of $3,970.
(5)	Such indeterminate number of shares of common or preferred stock or principal amount of debt securities as may, from time to time, be issued (i) at indeterminate prices, or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder.
(6)	May consist of one or more series of senior or subordinated debt.
(7)	Warrants will represent rights to purchase common stock, preferred stock or debt securities registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(8)	Such indeterminate number of units, which will be comprised of two or more of the securities registered hereby in any combination.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or legal.

Subject to completion, dated June 14, 2018

Prospectus

$100,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

We may offer and sell from time to time in one or more offerings shares of our common stock, shares of our preferred stock, debt securities, and warrants to purchase shares of our common stock, shares of our preferred stock and/or debt securities, and units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination, up to a total public offering price of $100,000,000. This prospectus provides you with a general description of these securities and the general manner in which we will offer these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read both this prospectus and any prospectus supplement, together with additional information described under the headings “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 1 of this prospectus and “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 2 of this prospectus, before you make your investment decision.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SHBI.” On June 12, 2018, the closing price of our common stock on the NASDAQ Global Select Market was $19.26 per share.

Investing in our securities involves certain risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY WILL BE EITHER OUR EQUITY SECURITIES OR UNSECURED OBLIGATIONS OF OUR COMPANY AND WILL NOT BE DEPOSITS OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF SHORE BANCSHARES, INC., AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.

Our principal executive office is located at 28969 Information Lane, Easton, Maryland 21601 and our telephone number is (410) 763-7800.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this Prospectus is                , 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings. We may also issue any of the common stock, preferred stock, debt securities, warrants or units upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we may offer under the registration statement is $100.0 million, denominated in U.S. dollars.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, especially the section entitled “RISK FACTORS” beginning on page 4, and any prospectus supplement before making a decision to invest in any of the securities. You should also carefully read the additional information described below under the headings “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” and “WHERE YOU CAN FIND MORE INFORMATION” before making a decision to invest in any of the securities.

We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and in any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of a security.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site, our website, or at the SEC offices, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Shore Bancshares”, “the Company”, “we”, “us”, “our” and similar terms refer to Shore Bancshares, Inc.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file the document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•	Current Reports on Form 8-K filed on February 1, 2018, April 25, 2018 and May 9, 2018;

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•	Annual meeting proxy statement filed on March 16, 2018 (only those portions that have been incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2017); and

•	Description of our common stock which appears in our Registration Statement on Form 10/A filed on May 30, 1997, or any description of the common stock that appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing date of the registration statement to which this prospectus relates and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus. In no event, however, will any of the information that we “furnish” to the SEC under Items 2.02, 7.01 or 8.01 of any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise be included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person. Written requests should be directed to: Shore Bancshares, Inc. Corporate Secretary, 28969 Information Lane, Easton, Maryland 21601. Telephone requests should be directed to the Corporate Secretary at (410) 763-7800.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Act.

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at http://www.shorebancshares.com, as well as through document retrieval services. You may read and copy any periodic reports, proxy statements or other information we file at the SEC’s public reference room in Washington, D.C., located at: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained, or incorporated by reference, in this prospectus and in any prospectus supplement may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Such statements constitute “forward-looking information” within the meaning of The Private Securities Litigation Reform Act of 1995.

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These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, expected operating results and the assumptions upon which those statements are based. In some cases, you can identify these forward-looking statements by words like “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those words and other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. We caution that the forward-looking statements are based largely on our expectations and information available at the time the statements are made and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. You should bear this in mind when reading this annual report and not place undue reliance on these forward-looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•	general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products, our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans;

•	results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets;

•	our ability to prudently manage our growth and execute our strategy;

•	impairment of our goodwill and intangible assets;

•	changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or our subsidiary bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products;

•	changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;

•	our liquidity requirements could be adversely affected by changes in our assets and liabilities;

•	the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry;

•	competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

•	the growth and profitability of non-interest or fee income being less than expected;

•	the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and

•	the effect of fiscal and governmental policies of the United States federal government.

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If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our periodic and current reports that we file with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our periodic and current reports to the SEC incorporated by reference in this prospectus and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before making an investment decision. Our business, financial condition and/or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains, and any prospectus supplement may also contain, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement.

ABOUT SHORE BANCSHARES, INC.

Shore Bancshares is a Maryland corporation and the largest independent financial holding company headquartered on the Eastern Shore of Maryland. We are the parent company of Shore United Bank, a Maryland-chartered commercial bank. Shore United Bank currently operates 21 full service branches, two loan production offices and 23 ATMs and provides a full range of commercial and consumer banking products and services to individuals, businesses, and other organizations in Kent County, Queen Anne’s County, Caroline County, Talbot County and Dorchester County in Maryland, Accomack County, Virginia and in Kent County, Delaware.

We engage in the insurance business through an insurance producer, The Avon-Dixon Agency, LLC, a Maryland limited liability company, with two specialty lines, trading as Elliott Wilson Insurance (Trucking) and Jack Martin & Associates (Marine); and an insurance premium finance company, Mubell Finance, LLC, a Maryland limited liability company. The Avon-Dixon Agency, LLC and Mubell Finance, LLC are wholly-owned subsidiaries of Shore Bancshares. Shore Bancshares engages in the trust services business through the trust department at Shore United Bank under the trade name Wye Financial & Trust.

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We operate in two business segments: community banking and insurance products and services. Financial information related to our operations in these segments is included in the notes to the Company’s Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2017, and any consolidated financial statements of the Company that we subsequently file with the SEC, which are incorporated by reference in this prospectus. A detailed discussion of our business is contained in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” above for information on how to obtain a copy of our annual report and any subsequent reports.

Our principal executive office is located at 28969 Information Lane, Easton, Maryland 21601 and our telephone number is (410) 763-7800. We maintain an Internet site at http://www.shorebancshares.com on which we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing as soon as reasonably practicable after these reports are electronically filed with, or furnished to, the SEC. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

 At March 31, 2018, we had consolidated total assets of approximately $1.422 billion, total loans (net of the allowance for credit losses) of approximately $1.110 billion, total deposits of approximately $1.177 billion, and stockholders’ equity of approximately $165.0 million.

SUPERVISION AND REGULATION

We are a financial holding company registered under the federal Bank Holding Company Act of 1956, as amended. We and Shore United Bank are extensively regulated under federal and state laws. The regulation of financial holding companies and banks is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of security holders. For a discussion of the material elements of the extensive regulatory framework applicable to us and Shore United Bank, please refer to Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017 under the heading “Supervision and Regulation” and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” above for information on how to obtain a copy of our Form 10-K and any subsequent reports.

USE OF PROCEEDS

Except as we may indicate otherwise in a prospectus supplement accompanying this prospectus, we intend to use the proceeds from the sale of the securities for capital infusion in Shore United Bank, acquisitions, capital expenditures, repayment of indebtedness we may incur in the future, working capital and other general corporate purposes. Before we use the proceeds for these purposes, we may invest them in short-term investments. If we decide to use the proceeds from a particular offering of the securities for a specific purpose, we will describe that purpose in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table reflects our ratio of earnings to fixed charges for the three months ended March 31, 2018 and each of the years in the five-year period ended December 31, 2017. No shares of our preferred stock were outstanding during any of the periods reflected in the table below, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred stock dividends for these periods are the same as the ratios of earnings to fixed charges displayed below.

	Three Months Ended	Year Ended December 31,
	March 31, 2018	2017	2016	2015	2014	2013

Ratio of earnings to fixed charges:
Including interest on deposits	6.07	7.20	5.84	3.74	2.57	(1.17)
Excluding interest on deposits	12.75	24.17	21.38	18.15	14.08	(8.97)

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DESCRIPTION OF OUR SECURITIES AND THE SECURITIES TO BE REGISTERED

This prospectus relates to the offer and sale of shares of our common stock, shares of our preferred stock, debt securities, and warrants to purchase shares of our common stock, shares of our preferred stock and/or debt securities, and units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. The following is a summary of the general terms of our capital stock and the securities covered by this prospectus and does not purport to be a complete description. The full terms of our capital stock and the securities covered by this prospectus are set forth in Exhibit 3.1(i) through Exhibit 4.8, inclusive, to the registration statement that contains this prospectus, which are incorporated by reference in this prospectus. Unless expressly stated otherwise, the following summary does not give effect to provisions of applicable statutory or common law.

Capital Stock

We are authorized by our Amended and Restated Articles of Incorporation, or Charter, to issue up to 35,000,000 shares of capital stock, par value $.01 per share, all of which are currently classified as shares of common stock. Our Charter generally permits the Board of Directors of the Company to increase or decrease the number of authorized shares of capital stock of any class or series without the approval of our stockholders. Our Charter also generally permits the Board to classify and reclassify any unissued shares of capital stock of any class or series by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of stock.

As of June 12, 2018, we had 12,747,182 shares of common stock issued and outstanding held by approximately 1,624 owners of record. We anticipate that the shares of common stock covered by this prospectus will be listed on The NASDAQ Global Select Market under the symbol “SHBI.”

Common Stock

The following section describes the material features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Charter, as supplemented, and Amended and Restated By-Laws, as amended, our By-Laws, which have been filed as exhibits to the registration statement of which this prospectus is a part, and to applicable Maryland law, including the Maryland General Corporation Law, or the MGCL.

General

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of common stock are not entitled to cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratable dividends which are declared by our Board of Directors out of funds legally available for such a purpose.

Our ability to pay dividends is subject to the requirements of Maryland corporate laws, federal and state banking laws, and the policies and actions of our regulators. Moreover, our ability to pay dividends to stockholders is largely dependent upon our earnings in future periods and upon the receipt of dividends from Shore United Bank. Under corporate law, stockholders are entitled to dividends on their shares of common stock if, when, and as declared by our Board of Directors out of funds legally available for that purpose. The Board of Governors of the Federal Reserve System, or FRB, guidance requires a bank holding company, like us, to consult with the FRB before paying dividends if our earnings do not exceed the aggregate amount of the proposed dividend. The FRB has the ability to prohibit a dividend in such a situation. Both federal and state laws impose restrictions on the ability of Shore United Bank to pay dividends. Federal law prohibits the payment of a dividend by an insured depository institution if the depository institution is considered “undercapitalized” or if the payment of the dividend would make the institution “undercapitalized.” Maryland banking law provides that a state-chartered bank may pay dividends out of undivided profits or, with the prior approval of the Commissioner of Financial Regulation of Maryland, or the Commissioner, from surplus in excess of 100% of required capital stock. If, however, the surplus of a Maryland bank is less than 100% of its required capital stock, then cash dividends may not be paid in excess of 90% of net earnings. In addition to these specific restrictions, bank regulatory agencies also have the ability to prohibit proposed dividends by a financial institution that would otherwise be permitted under applicable regulations if the regulatory body determines that such distribution would constitute an unsafe or unsound practice.

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As a general corporate law matter, the MGCL prohibits us from paying dividends on shares of the common stock unless, after giving effect to a proposed dividend, (a) we will be able to pay our debts as they come due in the normal course of business and (b) our total assets will be greater than our total liabilities plus, unless our Charter permits otherwise, the amount that would be needed, if we were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividend. Currently, we have no authorized class of capital stock with preferential rights upon dissolution that are superior to the common stock.

In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences, if any, on any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of our common stock are fully paid and nonassessable.

The Transfer Agent for the common stock is Broadridge.

Anti-Takeover Provisions under Maryland Law, Our Charter and Our By-Laws

The provisions of Maryland law and our Charter and By-Laws that we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combinations under Maryland Law. Section 3-602 of the MGCL, as in effect on the date hereof, generally prohibits corporations from being involved in any “business combination” (defined as a variety of transactions, including a merger, consolidation, share exchange, asset transfer or issuance or reclassification of equity securities) with any “interested stockholder” for a period of five years following the most recent date on which the interested stockholder became an interested stockholder. An interested stockholder is defined generally as a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock or who is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% percent or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock.

A business combination that is not prohibited must be recommended by the board of directors, and approved by the affirmative vote of at least 80% of the corporation’s outstanding shares entitled to vote and two-thirds of the outstanding shares entitled to vote which are not held by the interested shareholder with whom the business combination is to be effected, unless, among other things, the corporation’s common stockholders receive an acceptable price (as determined in accordance with criteria set forth in the MGCL) for their shares, in cash or in the same form as paid by the interested stockholder for its shares.  These provisions will not apply if the board of directors has exempted the transaction in question or the interested stockholder prior to the time that the interested stockholder became an interested stockholder. In addition, the board of directors may adopt a resolution approving or exempting specific business combinations, business combinations generally, or generally by type, as to specifically identified or unidentified existing or future stockholders or their affiliates from the business combination provisions of the MGCL.

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Control Share Acquisitions. Maryland’s control share acquisition law (Sections 3-701 to 709 of the MGCL), as in effect on the date hereof, generally provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the stockholders at a meeting by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares. “Control shares” are shares of stock that, if aggregated with all other shares of stock of the corporation previously acquired by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors within any of the following ranges of voting power: one-tenth or more, but less than one-third of all voting power; one-third or more, but less than a majority of all voting power; or a majority or more of all voting power. “Control share acquisition” means the acquisition, directly or indirectly, by any person, or ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions. If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then, subject to certain conditions, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights.

Our By-Laws contain a provision exempting all shares of our capital stock from the MGCL’s control share acquisition law.

Preference Stock Authorization. As noted above under the heading “Capital Stock”, the Charter gives our Board of Directors the authority to, without stockholder approval, create and issue a class or series of capital stock with rights superior to the rights of the holders of our common stock. As a result, this “blank check” stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Advance Notice Procedure for Stockholder Proposals. Our Charter and By-Laws allow stockholders to submit director nominations and stockholder proposals. For nominations and proposals to properly come before the meeting, however, the proposing stockholder must have given timely notice in writing to the Secretary of Shore Bancshares pursuant to the By-Laws.

For an annual meeting, notice of intention to make a director nomination must be delivered or mailed to the Secretary at Shore Bancshares’ principal executive offices not less than 120 days nor more than 180 days prior to the meeting called for the election of directors. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 180th day prior to such annual meeting and no later than close of business on the later of the 120th day prior to such annual meeting of the 10th day following the day on which public announcement of the date of such annual meeting is first made. In the case of a special meeting called for the purpose of electing directors, a stockholders’ notice must be given not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the meeting was made, whichever occurs first. Notice to the Secretary shall set forth:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the number of shares of capital stock of Shore Bancshares owned by each proposed nominee;

•	the name and residence address of the notifying stockholder;

•	the number of shares of capital stock of Shore Bancshares owned by the notifying stockholder;

•	the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director;

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•	a description of all arrangements or understandings between the notifying stockholder and each proposed nominee and any other person(s) (including their names) pursuant to which the nomination(s) are to be made by the notifying stockholders;

•	a representation that such notifying stockholder intends to appear in person or by proxy at the meeting to make the nomination; and

•	any other information relating to the nominee required to be disclosed in a proxy statement in connection with the solicitation of proxies for election of directors by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder.

A stockholder proposal will be timely if it is delivered or mailed and received by the Secretary at Shore Bancshares’ principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, then notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Notice to the Secretary shall set forth as to each proposal:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting;

•	the name and address of such stockholder as they appear on Shore Bancshares’ books and of the beneficial owner, if any, on whose behalf the proposal is made;

•	the class or series and number of shares of capital stock of Shore Bancshares owned beneficially or of record by such stockholder and such beneficial owner;

•	a description of all arrangements or understandings between the stockholder and any other person(s) (including their names) in connection with the proposal and any material interest of such stockholder in such business; and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to make the proposal.

Classified Board; Removal of Directors. Our Charter provides that the members of our Board of Directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of stockholders, approximately one-third of the members of the Board are elected for a three-year term and the other directors remain in office until their three-year terms expire. Our By-Laws provide that a director may be removed only in accordance with the provisions of Maryland law. The MGCL provides that, because our Board of Directors is divided into classes, no director may be removed without cause. Any removal for cause requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the Board of Directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the Board could be changed. Generally, an amendment or repeal of these provisions requires the authorization of the Board of Directors and the approval of the holders of at least 80% of the aggregate votes entitled to be cast on the matter; however, two-thirds of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than one, but such action may not affect the tenure of office of any director.

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Preferred Stock

All of our authorized capital stock is currently classified as common stock. As stated above, however, our Charter gives the Board of Directors the authority to, without stockholder approval, create a class or series of capital stock, such as preferred stock, with rights superior to the rights of the holders of our common stock. Prior to the issuance of any shares of preferred stock, our Board would authorize such preferred stock by classifying authorized but unissued shares of common stock as one or more classes or series of preferred stock and approve the rights, preferences, privileges and restrictions applicable to such class or series of preferred stock, including the dividend rate, the time of payment for dividends, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends will begin to accrue, redemption terms (including sinking fund provisions), redemption price or prices, liquidation preferences, the extent of the voting powers, if any, and conversion rights. The terms of any class or series of preferred stock so created would be set forth in Articles Supplementary, which we would file with the State Department of Assessments and Taxation of Maryland. The prospectus supplement will describe the specific terms of any preferred stock we offer. To the extent any preferred stock we offer has general voting rights, or voting rights with respect to the election of directors, the anti-takeover provisions discussed above in the “Common Stock” section would apply to such preferred stock. All of the shares of preferred stock offered by us, when issued and paid for, will be fully paid and not subject to further call or assessment by us.

Debt Securities

If we issue any debt securities offered by this prospectus and any accompanying prospectus supplement, we will issue them under an indenture to be entered into by the Company and a trustee to be identified in the applicable prospectus supplement, as trustee. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the proposed form of indenture as an exhibit to the registration statement that contains this prospectus. Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness, if any. The following statements relating to the debt securities and the indenture are summaries only. These summaries are subject in their entirety to the detailed provisions of the indenture. For complete information, we urge you to read the actual documents.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. To review the terms of a series of debt securities, you must refer to both the prospectus supplement for the particular series and to the description of debt securities in this prospectus.

The prospectus supplement will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

•	the title;

•	the aggregate principal amount and whether there is any limit on the aggregate principal amount that we may subsequently issue;

•	the issue price or prices (expressed as a percentage of the principal amount thereof);

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable), or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which the interest, if any, will accrue and the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable;

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•	the place or places where principal (and premium, if any) and interest, if any, is payable or the method of such payment, if by wire transfer, mail or other means;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt security and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates, if any, on which and the price or prices at which we will repurchase the debt security at the option of the holders of such debt security and other terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities may be issuable;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date in the case of debt securities issued at a discount from their face amount;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal (and premium, if any) and interest, if any, will be made;

•	if payments of principal (and premium, if any) and interest, if any, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to these payments will be determined;

•	if amounts of principal (and premium, if any) and interest, if any, may be determined (a) by reference to an index based on a currency or currencies other than the currency of denomination or designation or (b) by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which these amounts will be determined;

•	the provisions, if any, relating to any security provided for the debt securities;

•	any addition to or change in the covenants in the indenture;

•	any addition to or change in the events of default and/or the acceleration provisions described in the indenture;

•	the terms and conditions for conversion into or exchange for shares of common stock or preferred stock;

•	any other terms, which may modify or delete any provision of the indenture insofar as it applies to that series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

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•	the terms and conditions, if any, upon which the debt securities and any guarantees thereof shall be subordinated in right of payment to our other indebtedness, if any, or other indebtedness of any guarantor;

•	any provisions relating to covenant defeasance and legal defeasance; and

•	the form and terms of any guarantee of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of the debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount securities or debt securities in bearer form, we will describe United States federal income tax considerations and other special considerations that apply to the debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do so, we will describe the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

If we issue debt securities that may be exchanged for or converted into shares of common stock or preferred stock, we will describe the terms of exchange or conversion in the prospectus supplement relating to those debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities”, which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

•	“certificated securities”, which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of (and premium, if any) and interest, if any, on your certificated debt securities only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book Entry System

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

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The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not provide for a put or increased interest or otherwise that would give holders of debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer this type of provision with respect to any debt securities in the future, we will describe it in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of additional indebtedness.

Consolidation, Merger and Sale of Assets

We will agree in the indenture not to consolidate with or merge into any other person or convey, transfer, sell or lease all or substantially all of our properties and assets to any person, unless:

•	either (a) in the case of a merger or consolidation, we are the surviving person, or (b) the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and such person has expressly assumed all of our obligations, including the payment of the principal of (and premium, if any) and interest, if any, on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events occur involving bankruptcy, insolvency or reorganization.

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The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of the principal of (and premium, if any) and interest, if any, on the debt securities of that series, if the trustee considers it to be in the interest of the holders of the debt securities of that series to do so. If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities.

If this happens, the entire principal amount of all the outstanding debt securities of that series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after an acceleration, but before a judgment or decree based on the acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration if (a) all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived, (b) all overdue interest and overdue principal has been paid and (c) the rescission would not conflict with any judgment or decree.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series. Subject to certain limitations specified in the indenture, the holders of a majority in principal amount of the outstanding debt securities of a series shall have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series.

No holder of any debt security of a series will have any right to institute any proceeding or pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request and offer reasonable indemnity to the trustee to pursue the remedy;

•	the trustee fails to comply with the request within 60 days of the receipt of the request and the offer of indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of that series have not given the trustee a direction inconsistent with such written request during the 60-day period.

However, these limitations do not apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture shall assume all of our obligations under the indenture and debt securities;

•	to provide for uncertificated debt securities in addition to certificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any holder;

•	to issue and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

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From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities of any series, amend or supplement the indenture or the debt securities of such series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities of such series. However, without the consent of each holder affected by the action, we may not modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or the debt security;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required by the debt security or reduce the premium payable upon any redemption of the debt security, or change the time before which no such redemption may be made;

•	waive a default or event of default in the payment of the principal of (and premium, if any) and interest, if any, on any debt security, except as specified in the indenture;

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt security;

•	make any changes in the sections of the indenture relating to waiver of past defaults, the rights of holders to receive payment of the principal of (and premium, if any) and interest, if any, on any debt security, or amendments of or supplements to the indenture or any debt security that require the consent of the holders, except as specified in the indenture; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by that action.

Defeasance and Discharge of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of the debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee;

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

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•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable prospectus supplement (which release is referred to as “covenant defeasance”).

To exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for this purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which, in each case, provides a sufficient amount to pay the principal of (and premium, if any) and interest, if any, on the debt securities of a series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that, and the opinion shall confirm that, the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes solely as a result of the legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if a legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of that series at the time of acceleration. We will, however, remain liable in respect of these payments.

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The term “U.S. Government Obligations” as used in the above discussion means securities which are direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged. The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (a) direct obligations of the government that issued or caused to be issued the currency for the payment of which obligations its full faith and credit is pledged or (b) obligations of a person controlled or supervised by or acting as an agent or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (a) or (b) are not callable or redeemable at the option of the issuer.

The Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

Generally, the holders of a majority in principal amount of the debt securities then outstanding of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

Warrants

We may issue warrants, including warrants to purchase debt securities, common stock or preferred stock or any combination of the foregoing. Warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from the other securities. If warrants are issued, they will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount, and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

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•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants, including adjustments in the exercise price;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the form of the relevant agreements, which we will file with the SEC and will be available as described in the heading “WHERE YOU CAN FIND MORE INFORMATION” above.

Units

We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If units are issued, they will be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. A prospectus supplement relating to any units being offered will include specific terms relating to the offering, including a description of any securities included in each unit. Such terms will include:

•	the designation and terms of the units, and the terms of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or in global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant agreements, which we will file with the SEC and will be available as described in the heading “WHERE YOU CAN FIND MORE INFORMATION” above.

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PLAN OF DISTRIBUTION

We may sell the securities to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers or through agents. These firms may also act as our agents in the sale of the securities. Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by the prospectus supplement.

We may distribute the securities at different times in one or more transactions. We may sell the securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act. We will identify any underwriter or agent, and we will describe any compensation, in the prospectus supplement.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act.

We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase the securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of securities, we will indicate that in the prospectus supplement.

In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Finally, underwriters may reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

Each series of securities (other than our common stock) offered will be a new issue of securities and will have no established trading market. The securities (other than our common stock) may or may not be listed on a national securities exchange. No assurance can be given as to the existence of trading markets for any securities offered (other than with respect to our common stock) or the liquidity of any securities offered.

INDEMNIFICATION OF OUR DIRECTORS AND OFFICERS

Our Charter and By-Laws require us to indemnify our directors and officers to the fullest extent required or permitted by Maryland law, including the advance of expenses.  Our Charter also provides for the elimination of personal liability of our directors and officers to us or our stockholders for money damages to the fullest extent permitted by Maryland law.  Any amendment to, repeal of or adoption of any provision inconsistent with the indemnification or exculpation provisions of our Charter must be approved by not less than 80% of the aggregate votes entitled to be cast on the matter.

These provisions may have the practical effect in certain cases of eliminating the ability of our stockholders to collect monetary damages from directors and executive officers. We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers.

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Our By-Laws obligate us to indemnify and advance expenses to a director or an officer in connection with a proceeding to the fullest extent permitted by and in accordance with Section 2-418 of the MGCL, or the Indemnification Section. However, we may not indemnify a director or an officer in connection with a proceeding commenced by such director or officer unless the Board authorized the proceeding. We may indemnify and advance expenses to employees and agents, other than directors and officers, as determined by and in the discretion of the Board, in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

The Indemnification Section permits us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person was a director, officer, employee or agent of Shore Bancshares unless (a) an act or omission of the director or officer was material to the matter giving rise to the action suit or proceeding, and such act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property, or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the Indemnification Section, indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification may not be made unless authorized for a specific proceeding after a determination has been made that the director or officer has met the applicable standard of conduct. This determination is required to be made: (a) by the board of directors; (b) by special legal counsel selected by the board of directors or a committee of the board; or (c) by the stockholders.

We may pay, before final disposition, the reasonable expenses, including attorneys’ fees, incurred by a director or officer in defending a proceeding when the director of officer gives an undertaking to Shore Bancshares to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification, and such director or officer affirms his or her good faith belief that the standard of conduct necessary for indemnification by us has been met. Shore Bancshares is required to indemnify any director who has been successful on the merits or otherwise, in defense of a proceeding for reasonable expenses incurred in connection with the proceeding.

These indemnification and advancement of expenses provisions are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, vote of directors or otherwise.

Notwithstanding the above, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon for us by Holland & Knight LLP, Washington, D.C. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of our internal control over financial reporting have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements as of and for the year ended December 31, 2016 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Dixon Hughes Goodman, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2015 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

* * *

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses we have incurred in connection with the offering of the securities being registered hereby. All amounts shown are estimates.

Registration Fee - Securities and Exchange Commission	$12,450	*
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Printing Fees and Expenses	**
Miscellaneous	**
Total	$**

*See footnote 4 to the Calculation of Registration Fee table on the cover page of this registration statement.

**These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The MGCL permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:

(1)	the act or omission of the director was material to the matter giving rise to such proceeding and

(A) was committed in bad faith, or

(B) was the result of active and deliberate dishonesty;

(2)	the director actually received an improper personal benefit in money, property, or services; or

(3)	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director.

In addition to the foregoing, a court of appropriate jurisdiction: (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer, provided, however, that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

The MGCL also permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received:

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(1)	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

(2)	a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

We have provided for indemnification of directors, officers, employees and agents in Section (a)(5) of Article Seventh of our Charter. This provision of the Charter reads as follows:

(5) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

The MGCL authorizes a Maryland corporation to limit by provision in its articles of incorporation the liability of directors and officers to the corporation or to its stockholders for money damages except to the extent:

(1)	the director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or

(2)	a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

We have limited the liability of our directors and officers for money damages in Section (a)(6) of Article Seventh of the Charter. This provision reads as follows:

(6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

As permitted under Section 2-418(k) of the MGCL, we have purchased and maintains insurance on behalf of our directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not we would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Section 8(k) of the Federal Deposit Insurance Act, or the FDI Act, provides that the Federal Deposit Insurance Corporation, or the FDIC, may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were “institution-affiliated parties,” as defined under the FDI Act, to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

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Item 16. Exhibits.

The exhibits filed with this Registration Statement are listed in the Exhibit Index which immediately follows the signatures hereto and which is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) N/A;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)–(g) N/A.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)-(k) N/A.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland, on June 14, 2018.

SHORE BANCSHARES, INC.:

By:	/s/ LLOYD L. BEATTY, JR.
Lloyd L. Beatty, Jr.
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lloyd L. Beatty, Jr. and Edward C. Allen, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on June 14, 2018.

/s/ BLENDA W. ARMISTEAD	/s/ DAVID J. BATES
Blenda W. Armistead, Director	David J. Bates, Director

/s/ Lloyd L. Beatty, Jr.	/s/ R. MICHAEL CLEMMER, JR.
Lloyd L. Beatty, Jr., Director	R. Michael Clemmer, Jr., Director
President and Chief Executive Officer
/s/ JAMES A. JUDGE
/s/ DAVID A. FIKE	James A. Judge, Director
David A. Fike, Director
/s/ FRANK E. MASON, III
/s/ CLYDE V. KELLY, III	Frank E. Mason, III, Director
Clyde V. Kelly, III, Director
/s/ CHRISTOPHER F. SPURRY
/s/ DAVID W. MOORE	Christopher F. Spurry, Director
David W. Moore, Director
/s/ JOHN H. WILSON
/s/ JEFFREY E. THOMPSON	John H. Wilson, Director
Jeffrey E. Thompson, Director

/s/ EDWARD C. ALLEN
Edward C. Allen, Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description
3.1(i)	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on December 14, 2000)
3.1(ii)	Articles Supplementary filed for record on January 7, 2009 creating the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference Exhibit 4.1 of the Company’s Form 8-K filed on January 13, 2009)
3.1(iii)	Articles Supplementary filed for record on June 16, 2009 reclassifying all shares of authorized Fixed Rate Cumulative Perpetual Preferred Stock, Series A as shares of common stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 17, 2009)
3.2(i)	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(i) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010)
3.2(ii)	First Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(ii) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010)
3.2(iii)	Second Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(iii) of the Company’s Form 10-K for the year ended December 31, 2010)
3.2(iv)	Third Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(iv) of the Company’s Form 10-K for the year ended December 31, 2010)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-3 filed on June 25, 2010)
4.2	Form of Articles Supplementary relating to Preferred Stock*
4.3	Specimen Preferred Stock Certificate*
4.4	Form of Indenture (incorporated by reference to Exhibit 4.4 of the Company’s Form S-3 filed on June 25, 2010)
4.5	Form of Note*
4.6	Form of Warrant*
4.7	Form of Warrant Agreement*
4.8	Form of Unit Agreement*
5.1	Opinion of Holland & Knight LLP (filed herewith)
23.1	Consent of Yount, Hyde & Barbour, P.C., Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Dixon Hughes Goodman LLP, Independent Registered Public Accounting Firm (filed herewith)
23.3	Consent of Stegman & Company, Independent Registered Public Accounting Firm (filed herewith)
23.4	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page hereto)
25.1	Statement of Eligibility of Trustee under the Indenture on Form T-1 (to be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939)*

* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

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